As filed with the Securities and Exchange Commission on March 5, 1999
                                                      Registration No. 333-67633
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                        PRE-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         California                                     6361                                     95-1068610
(State or Other Jurisdiction of             (Primary Standard Industrial                      (I.R.S. Employer
Incorporation of Organization)                Classification Code No.)                      Identification No.)

                              114 East Fifth Street
                        Santa Ana, California 92701-4642
                                 (800) 854-3643
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

          Mark R Arnesen, Esq.                             (Copy to)
               Secretary                               Neil W. Rust, Esq.
The First American Financial Corporation                White & Case LLP
         114 East Fifth Street                        633 West Fifth Street
      Santa Ana, California 92701                Los Angeles, California 90071
            (714) 558-3211                               (213) 620-7700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

          Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No. _______.

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No. _______.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                         Proposed              Proposed
Title of Each Class of                                    Maximum               Maximum             Amount of
      Securities                   Amount To Be        Aggregate Price          Aggregate          Registration
   To Be Registered                 Registered           Per Unit(1)        Offering Price(1)         Fee(2)
-----------------------------------------------------------------------------------------------------------------

common shares, $1.00 par value     67,500 shares           $23.75              $1,611,562              $448
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common shares registered on the New York Stock Exchange as of March 4, 1998.

(2) A registration fee of $4,641 was paid at the initial filing of the Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                              67,500 COMMON SHARES
                    THE FIRST AMERICAN FINANCIAL CORPORATION


Offer by the Selling Shareholders.

o We have prepared this prospectus so that the shareholders listed on the table on page 4 may sell their shares.

Share Price

o The sale price of the shares offered with this prospectus may be determined in any of the following ways.

     o   By negotiation.

     o   By a formula.

     o   By the market price of the shares at the time of sale.

An Investment in Our Company Entails Risk

o Before making an investment in our shares, you should consider carefully the "Risk Factors" set forth beginning on page 1.

Our Business.

o We provide real estate-related financial and informational services to real property buyers and mortgage lenders.

Listing.

o The shares offered by this prospectus will be listed for trading on the New York Stock Exchange.

o    The trading symbol for our shares on the New York Stock Exchange is "FAF."

o    On           , 1999,  the closing price of our shares on the New York Stock
     Exchange was $ .


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is           , 1999.

(inside cover page)


                      WHERE YOU CAN FIND MORE INFORMATION;
                           INCORPORATION BY REFERENCE

          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at any of its public reference rooms in the following locations.

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                             Seven World Trade Center
                             13th Floor, Suite 1300
                             New York, New York 10048

                             Citicorp Center
                             500 West Madison Street
                             14th Floor, Suite 1400
                             Chicago, Illinois 60661

          You may also call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company, including information concerning its financial performance.

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     o Our Current Reports on Form 8-K dated January 23, 1998, January 27, 1998, March 18, 1998, March 31, 1998, April 7, 1998, June 26, 1998,
          October 22, 1998 and February 10, 1999.

     o The description of our common shares, $1.00 par value, contained in our Registration Statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

     o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our common shares, contained in our Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

     o Any additional documents that we file with the SEC between the date of this prospectus and the earlier of the following dates.

               o The date on which all of the shares offered by this prospectus are resold by the persons or entities who or which acquire them from us.

               o The date that is one year after the last date on which shares offered by this prospectus are issued by us.

          This prospectus is part of a registration statement on Form S-3 which we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the internet.

          You may obtain a copy of these filings at no cost by writing to us at The First American Financial Corporation, 114 East Fifth Street, Santa Ana, California 92701-4642, Attention: Mark R Arnesen, or by telephoning us at (714) 558-3211.

                                  RISK FACTORS

          In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our company.

Revenues may decline during periods when the demand for our products decreases

          Our revenues decrease as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases in the following situations.

          o    When mortgage rates are high.

          o    When the mortgage fund supply is limited.

          o    When the United States economy is weak.

          We   believe that this trend will recur.

Earnings may be reduced if acquisition projections are inaccurate

          Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. The success or failure of each of these acquisitions has depended in large measure upon the accuracy of our projections. Our projections are not always accurate. Inaccurate projections have historically led to lower than expected earnings.

Business interruption, shutdown and liability because of Year 2000 problems

          The following situations could occur as a result of the Year 2000 problem.

          o Our information suppliers may be unable to provide us accurate data in a timely manner.

          o We may be unable to process information in an accurate and timely manner.

          o Our customers may be unable to receive and use our products and services.

          Each of these situations could result in the interruption or shutdown of one or more of our businesses. Additionally, a disruption of telecommunications and utilities as a result of the Year 2000 problem would most likely result in the interruption or shutdown of one or more of our businesses. A business interruption and/or shutdown, if prolonged, would most likely result in financial loss, potential regulatory action, harm to our reputation and potential legal liability.

          To the extent we package or use erroneous information resulting from the Year 2000 problem in our products and services, we may incur liability to others. The degree of liability will depend in large measure upon the harm caused and the particular product or service involved. For example, an error in monitoring tax payments for a property under a tax service contract could result in the imposition of a tax lien. That could lead to a foreclosure proceeding against the property, which in turn could result in harm to the property owner and mortgage lender. By way of contrast, in our credit reporting business, we act as a consumer reporting agency when we use data provided by credit bureaus. As such, under the Fair Credit Reporting Act, we have no liability for inaccuracies in information contained in credit reports so long as we use reasonable procedures to assure the accuracy of such information.

Changes in government regulation could prohibit or limit our operations

          Our title insurance, home warranty, thrift, trust and investment businesses are regulated by various governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may adversely affect our financial performance.

                               RECENT DEVELOPMENTS

          Effective January 1, 1999, we implemented a change to our revenue recognition accounting policy for tax service contracts. The new accounting policy was adopted prospectively and applies to all new loans serviced beginning January 1, 1999. Prior to January 1, 1999, we recognized revenues from tax service contracts over the estimated duration of the contracts as the related servicing costs were estimated to occur. The majority of the servicing costs, approximately 70%, are incurred in the year the contract is executed, with the remaining 30% incurred over the remaining service life of the contract. The new policy provides for a more ratable recognition of revenues, reducing the amount recognized at the inception of the contract and recognizing it over the expected service period. The amortization rates applied to recognize the revenues assume a 10-year contract life and are adjusted to reflect prepayments. The resulting rates by year (starting with year one) are 32%, 24%, 14%, 9%, 7%, 5%, 4%, 2%, 2% and 1%. We periodically review our tax service contract portfolio to determine if there have been changes in contract lives and/or changes in the number and/or timing of prepayments; accordingly, we may adjust the rates to reflect current trends. We estimate that adoption of this new policy will result in a decrease in diluted earnings per share for 1999 of $0.25 to $0.35. This estimate is heavily dependent on the volume of tax service contracts entered into in 1999. Assuming the new accounting policy had been consistently applied in prior years, we would have reported diluted earnings per share of $1.12, $0.42, $0.17, $0.90 and $1.02 for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively. Actual reported earnings per share for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, were $1.26, $0.37, $0.16,
$1.00 and $1.16.

                        SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

          Certain statements contained in this prospectus, any applicable supplement to this prospectus and the documents incorporated by reference into this prospectus, may constitute "forward-looking statements" within the meaning of the federal securities laws. The following or similar words are intended to identify forward-looking statements in our documents.

          o    "anticipate"

          o    "believe"

          o    "estimate"

          o    "expect"

          o    "objective"

          o    "projection"

          o    "forecast"

          o    "goal"

          Forward-looking statements are based on our management's expectations regarding our future economic performance and take into account only the information currently available. These statements are not statements of historical fact. Various factors could cause our actual results, performance or financial condition to differ materially from the expectations expressed or implied in any forward-looking statements. Some of these factors are listed below.

          o General volatility of the capital markets and the market price of our shares.

          o Changes in the real estate market, interest rates or the general economy.

          o    Our   ability  to  identify   and   complete   acquisitions   and
               successfully integrate businesses we acquire.

          o    Our ability to employ and retain qualified employees.

          o    Our  ability,   and  the  ability  of  our  significant  vendors,
               suppliers and customers, to achieve Year 2000 compliance.

          o Changes in government regulations that are applicable to our regulated businesses.

          o    Changes in the demand for our products.

          o    Degree and nature of our competition.

          o    An increase in our expenses.

          o    An increase in the loss ratio of our title insurance business.

          o    Consolidation among our customers.

          We qualify all forward-looking statements contained in our documents by these cautionary factors.

                                 USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus; all proceeds from the sale of the shares will be for the account of the selling shareholders.

                              SELLING SHAREHOLDERS

          The following table sets forth, as of the date of this prospectus, the following information.

          o The name of each holder of shares that may be sold pursuant to this prospectus.

          o The number of our common shares that each selling shareholder owns as of such date.

          o The number of our common shares owned by each selling shareholder that may be offered for sale from time to time pursuant to this prospectus.

          o he number of our common shares to be held by each selling shareholder assuming the sale of all the shares offered hereby.

          o By footnote, any position or office held or material relationship with The First American Financial Corporation or any of its affiliates within the past three years, other than that of being a shareholder.

          We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.


                                                                           Number of Shares
                                                                             to be Offered          Shares Owned of Record
                                              Shares Owned of Record        for the Selling         After Completion of the
                                              Prior to the Offering         Shareholder's                    Offering
                                               Number          %                Account                Number           %
                                               ------          -                                       ------           -
Name of Selling Shareholder(1)

R. Howard Sears, Trustee of the R.               0            < 1               40,211                    0             0
Howard Sears Family Trust dated
October 1, 1997

Thomas M. Fore                                   0            < 1                3,097                    0             0

Robert A. Brancato, Sr.                          0            < 1                2,177                    0             0

Edward Jones Custodian                           0            < 1                1,089                    0             0
FBO Timothy Leberman

The MDC Appraisal Foundation, Inc.               0            < 1               20,926                    0             0


------------------
(1) This prospectus may also be used by donees and pledgees of a named selling shareholder for selling shares received from a named selling shareholder after the date of this prospectus.

                              PLAN OF DISTRIBUTION

          The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and price of each sale. The selling shareholders may sell the shares being offered hereby on the New York Stock Exchange, or otherwise. The sale price may be the then prevailing market price or a price related thereto, a price set by formula, which may be subject to change or a negotiated price. The shares may be sold, without limitation, by one or more of the following means of distribution.

     o A block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

     o    Purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its own account pursuant to this prospectus.

     o    A  distribution  in  accordance  with the rules of the New York  Stock
          Exchange.

     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     o    In privately negotiated transactions.

          To  the  extent   required,   this   prospectus  may  be  amended  and
supplemented from time to time to describe a specific plan of distribution.

          In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with a hedging transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the shares short and deliver the shares offered hereby to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any shares that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

          Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders and/or purchasers of the shares offered hereby. Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from, the purchasers of such shares, commissions computed as described above.

          In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities resulting therefrom. Among these liabilities for which indemnification may be provided are those arising under the Securities Act of 1933.

          At the time a particular offer of shares offered pursuant to this prospectus is made, if required, a supplement to this prospectus will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

          We have agreed to keep the registration statement of which this prospectus constitutes a part effective in respect of shares issued pursuant thereto until the first to occur of the following dates.

          o    The date one year from the date of issuance of such shares.

          o    Such  date  as  all  of  the  shares   offered  by  the   selling
               shareholders listed above have been sold.

          We intend to de-register any of the shares not sold by the selling shareholders after such time.

                                  LEGAL MATTERS

          The validity of our common shares offered hereby will be passed upon for us by White & Case LLP, Los Angeles, California.

                                     EXPERTS

          The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                       ***

(outside back cover page)

o We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

o The delivery of this prospectus shall not, under any circumstances, create an implication that The First American
     Financial Corporation is operating under the same conditions that it was operating under when this prospectus was written. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.



                           --------------------------



                                   Prospectus



                              67,500 Common Shares



                               THE FIRST AMERICAN
                             FINANCIAL CORPORATION


Table of Contents

Where You Can Find More Information;
Incorporation by Reference.................(i)
Risk Factors.................................1
Recent Developments..........................2
Special Note of Caution Regarding                       Dated           , 1999
Forward-Looking Statements...................2
Use of Proceeds..............................3
Selling Shareholders.........................3
Plan of Distribution.........................4
Legal Matters................................6
Experts......................................6

                                     Part II

                     Information Not Required in prospectus

Item 14.  Other Expenses of Issuance and Distribution.

          The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except for the Securities and Exchange Commission ("Commission") registration fee.

Commission registration fee................................      $448
New York Stock Exchange listing fee .......................    $3,500
Printing expenses..........................................    $1,000
Transfer Agent fees and expenses...........................    $1,000
Accounting fees and expenses...............................    $5,000
Legal fees and expenses, including "blue sky"..............   $10,000
Miscellaneous..............................................    $3,000
                                                               ------
         Total.............................................   $23,948
                                                              =======

Item 15.  Indemnification of Directors and Officers.

          Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

          The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above) is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

          The Restated Articles of Incorporation of the Registrant provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

          The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

          Each of the Registrant's 1996 Stock Option Plan,1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit and Stock Ownership Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any Affiliate), each member of the [Compensation] Committee, and any [other] employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

          The Registrant's Deferred Compensation Plan (for purposes of this paragraph, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

Item 16.  Exhibits and Financial Statement Schedules.

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights   Agreement,   incorporated   by  reference  to  Exhibit  4  of  the
     Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.   Opinion of counsel regarding legality.

23.1. Consent of independent accountant.

23.2. Consent of counsel (contained in Exhibit 5).

24.  Power of Attorney.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      * * *

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Pre-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on March 5, 1999.



                                    THE FIRST AMERICAN FINANCIAL
                                    CORPORATION



                            By: /s/  Parker S. Kennedy
                                ------------------------------------------------
                                     Parker S. Kennedy, President
                                     (Principal Executive Officer)



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  March 5, 1999        By: /s/  D.P. Kennedy
                                ------------------------------------------------
                                     D.P. Kennedy, Chairman and Director



Date:  March 5, 1999        By: /s/  Parker S. Kennedy
                                ------------------------------------------------
                                     Parker S. Kennedy, President and Director



Date:  March 5, 1999        By: /s/  Thomas A. Klemens
                                ------------------------------------------------
                                     Thomas A. Klemens, Executive Vice
                                              President, Chief Financial Officer
                                              (Principal Financial and
                                               Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:                                   By: ------------------------------------
                                                George L. Argyros, Director

Date:  March 5, 1999                    By: /s/ Gary J. Beban*
                                            ------------------------------------
                                                Gary J. Beban, Director

Date:  March 5, 1999                    By: /s/ J. David Chatham*
                                            ------------------------------------
                                                J. David Chatham, Director

Date:                                   By: ------------------------------------
                                                William G. Davis, Director

Date:  March 5, 1999                    By: /s/ James L. Doti*
                                            ------------------------------------
                                                James L. Doti, Director

Date:  March 5, 1999                    By: /s/ Lewis W. Douglas, Jr.*
                                            ------------------------------------
                                                Lewis W. Douglas, Jr., Director

Date:  March 5, 1999                    By: /s/ Paul B. Fay, Jr.*
                                            ------------------------------------
                                                Paul B. Fay, Jr., Director

Date:  March 5, 1999                    By: /s/ Dale F. Frey*
                                            ------------------------------------
                                                Dale F. Frey, Director

Date:                                   By: ------------------------------------
                                                Anthony R. Moiso, Director

Date:  March 5, 1999                    By: /s/ Frank O'Bryan*
                                            ------------------------------------
                                                Frank O'Bryan, Director

Date: March 5, 1999                     By: /s/  Roslyn B. Payne, Director*
                                            ------------------------------------
                                                 Roslyn B. Payne, Director

Date:  March 5, 1999                    By: /s/ D. Van Skilling*
                                            ------------------------------------
                                                D. Van Skilling, Director

Date:  March 5, 1999                    By: /s/ Virginia Ueberroth*
                                            ------------------------------------
                                                Virginia Ueberroth, Director



*By:/s/ Mark R Arnesen
    -----------------------------
        Mark R Arnesen
        Attorney-in-Fact

                                  Exhibit Index

Exhibit
Number    Description

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.        Opinion of counsel regarding legality.

23.1.     Consent of independent accountants (previously filed).

23.2.     Consent of counsel (contained in Exhibit 5).

24.       Power of Attorney.

                                                                       EXHIBIT 5

                        [LETTERHEAD OF WHITE & CASE LLP]

March 5, 1998

The First American Financial Corporation
114 East Fifth Street
Santa Ana, CA 92701

Ladies and Gentlemen:

     We have acted as counsel to The First American Financial Corporation, a California corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by the Company, through a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, of 67,500 Common shares, $1.00 par value, of the Company and an equal number of Rights to purchase $1.00 par value Series A Junior Participating Preferred Shares (collectively, the "Shares").

     For the purposes of rendering this opinion, we have examined originals or photostatic copies of certified copies of such corporate records, agreements and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     Based on the foregoing, we are of the opinion that the Shares, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                               Very truly yours,


                                               /s/ White & Case LLP

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of The First American Financial Corporation, a California corporation (the "Corporation"), hereby constitute and appoint Parker S. Kennedy and Mark R Arnesen, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-3 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the Common shares, par value $1.00 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.

Date:  December 10, 1998             By:
                                         ---------------------------------------
                                             George L. Argyros, Director

Date:  December 10, 1998             By: /s/ Gary J. Beban
                                         ---------------------------------------
                                             Gary J. Beban, Director

Date:  December 10, 1998             By: /s/ J. David Chatham
                                         ---------------------------------------
                                             J. David Chatham, Director

Date:  December 10, 1998             By:
                                         ---------------------------------------
                                             William G. Davis, Director

Date:  December 10, 1998             By: /s/ James L. Doti
                                         ---------------------------------------
                                             James L. Doti, Director

Date:  October 19, 1998              By: /s/ Lewis W. Douglas, Jr.
                                         ---------------------------------------
                                             Lewis W. Douglas, Jr., Director

Date:  December 10, 1998             By: /s/ Paul B. Fay, Jr.
                                         ---------------------------------------
                                             Paul B. Fay, Jr., Director

Date:  December 10, 1998             By: /s/ Dale F. Frey, Jr.
                                         ---------------------------------------
                                             Dale F. Frey, Jr., Director

Date:  December 10, 1998             By:
                                         ---------------------------------------
                                             Anthony R. Moiso, Director

Date: December 10, 1998              By: /s/ Frank O'Bryan
                                         ---------------------------------------
                                             Frank O'Bryan, Director

Date:  December 10, 1998             By: /s/ Roslyn B. Payne, Director*
                                         ---------------------------------------
                                             Roslyn B. Payne, Director

Date:  December 10, 1998             By: /s/ D. Van Skilling
                                         ---------------------------------------
                                             D. Van Skilling, Director

Date:  December 10, 1998             By: /s/ Virginia Ueberroth
                                         ---------------------------------------
                                             Virginia Ueberroth, Director